UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

---------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 11, 2008

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 16, 2008, Ulticom, Inc. (the “Company”) announced that it was in the process of considering a sale of its business by merger or otherwise to unaffiliated third parties and had retained an investment banking firm, Jefferies & Company, Inc., in connection with such process.  On September 11, 2008, the Board of Directors of the Company determined to discontinue such sale process and related negotiations in connection with such process.  The Company will continue to explore alternatives to enhance shareholder value, to focus on completing its restated and corrected financial statements, and to work with the Company's outside auditors to facilitate the audit process, as part of the Company's ongoing effort to become current in its reporting obligations under the Securities Exchange Act of 1934, as amended.

* * *

This Current Report on Form 8-K contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward looking statements include those related to the effects of the delisting of the Company’s securities from The NASDAQ Stock Market, the completion of the restatement of the Company’s financial statements, and the failure to file reports on Form 10-K and Form 10-Q in a timely manner. There can be no assurances that the results predicted in any such forward-looking statements will be achieved, and actual events or results could differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, the Company, and should not be considered as an indication of future events or results. Important factors that could cause actual results to differ materially include: the results of the Company’s evaluation of revenue recognition based on the application of SOP No. 97-2 specifically relating to vendor specific objective evidence; the impact of, and ability to successfully complete, the restatement of financial statements of the Company required in connection with the completed Audit Committee investigations relating to historical option grant practices and other unrelated historical accounting practices affecting fiscal 1996 through 2004 and relating to the SOP No. 97-2 analysis; the impact of any SEC enforcement action that could be brought against the Company in light of the Wells Notice received from the SEC on March 20, 2008 relating to possible violations of the federal securities laws arising from the historical option grant practices and unrelated historical accounting practices that were the subject of the completed Audit Committee investigations; the Company’s inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the delisting of the Company’s shares from The NASDAQ Stock Market and the quotation of the Company’s common stock in the “Pink Sheets,” including any adverse effects related to the trading of the stock due to, among other things, the absence of market makers; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company’s stock option grants or other unrelated accounting practices, as well as any restatement of the financial statements of the Company; risks associated with the development and acceptance of new products and product features; risks associated with the Company’s dependence on a limited number of customers for a significant percentage of the Company’s revenues; changes in the demand for the Company’s products; changes in capital spending among the Company’s current and prospective customers; aggressive competition that may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company’s assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company’s Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company’s products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company’s products with those of equipment manufacturers and application developers and the Company’s ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company’s reliance on a limited number of independent manufacturers to manufacture boards for the Company’s products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company’s intellectual property rights and the inappropriate use by others of the Company’s proprietary technology; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: September 17, 2008	By:	/s/ Shawn Osborne
Name: Shawn Osborne
Title:	Chief Executive Officer